EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Wells Fargo Commercial Mortgage Trust 2020-C56 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

K-Star Asset Management LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, KeyBank National Association, as Primary Servicer for the 650 Madison Avenue Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the 650 Madison Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 650 Madison Avenue Mortgage Loan, Citibank, N.A., as Custodian for the 650 Madison Avenue Mortgage Loan, U.S. Bank National Association, as Servicing Function Participant for the 650 Madison Avenue Mortgage Loan, KeyBank National Association, as Primary Servicer for the Parkmerced Mortgage Loan, KeyBank National Association, as Special Servicer for the Parkmerced Mortgage Loan prior to March 13, 2024, Green Loan Services LLC, as Special Servicer for the Parkmerced Mortgage Loan on and after March 13, 2024, Park Bridge Lender Services LLC, as Operating Advisor for the Parkmerced Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Parkmerced Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the University Village Mortgage Loan, Situs Holdings, LLC, successor to Cohen Financial, a Division of Truist Bank, successor by merger to SunTrust Bank, as Special Servicer of the University Village Mortgage Loan prior to August 26, 2024, LNR Partners, LLC, as Special Servicer of the University Village Mortgage Loan on and after August 26, 2024, Park Bridge Lender Services LLC, as Operating Advisor for the University Village Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the University Village Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the KPMG Plaza at Hall Arts Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the KPMG Plaza at Hall Arts Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the KPMG Plaza at Hall Arts Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the HPE Campus Mortgage Loan, Wilmington Trust, National Association, as Trustee for the HPE Campus Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the HPE Campus Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the HPE Campus Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the HPE Campus Mortgage Loan.

Dated: March 14, 2025

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)